09:36:39 AM                                             EXHIBIT 99. 17


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1996-E

                            KEY PERFORMANCE FACTORS
                                 SEPTEMBER, 1996



        Expected B Maturity                                       06/16/03


        Blended Coupon                                             5.7148%


        Excess Protection Level
          3 Month Average                                            5.20%
        September, 1996                                              5.32%
        August, 1996                                                 5.69%
        July, 1996                                                   4.58%


        Cash Yield                                                  17.10%


        Investor Charge Offs                                         4.26%


        Base Rate                                                    7.52%


        Over 35 Day Delinquency                                      4.20%


        Seller's Interest                                           12.02%


        Total Payment Rate                                          12.77%


        Total Principal Balance                         $19,745,890,253.60


        Investor Participation Amount                      $750,000,000.00


        Seller Participation Amount                      $2,373,962,735.11